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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): April 12, 2007

                          CREDIT ACCEPTANCE CORPORATION
             (Exact name of registrant as specified in its charter)

          Michigan                    000-20202                38-1999511
(State or other jurisdiction         (Commission            (I.R.S. Employer
      of incorporation)              File Number)         Identification No.)

25505 West Twelve Mile Road, Suite 3000,                       48034-8339
          Southfield, Michigan                                 (Zip Code)
(Address of principal executive offices)

        Registrant's telephone number, including area code: 248-353-2700

                                 Not Applicable
           Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information set forth below under Item 2.03 is hereby incorporated by reference into this Item 1.01.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF- BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On April 12, 2007, Credit Acceptance Corporation (the "Company") entered into a $100.0 million asset-backed non-recourse secured financing. The parties to this transaction are the Company, as servicer, Credit Acceptance Auto Dealer Loan Trust 2007-1, as issuer (the "trust"), Credit Acceptance Funding LLC 2007-1, as seller ("Funding 2007-1"), Wachovia Capital Markets, LLC and J.P. Morgan Securities Inc., as initial purchasers, Wells Fargo Bank, National Association, as trust collateral agent, indenture trustee and backup servicer, and XL Capital Assurance, Inc., as the insurer.

The terms and conditions of this transaction are set forth in the agreements attached hereto as Exhibits 4(f)(87) through 4(f)(92), which agreements are incorporated herein by reference. This transaction is also summarized in a press release issued by the Company on April 12, 2007, which is attached hereto as
Exhibit 99(a) and is incorporated herein by reference.

In connection with the financing, the Company conveyed, for cash and the sole membership interest in Funding 2007-1, dealer loans having a net book value of approximately $125.7 million to Funding 2007-1, which, in turn, conveyed the dealer loans to the trust (a special purpose trust formed for purposes of the transaction) that issued $100.0 million in notes to qualified institutional investors. A financial insurance policy has been issued in connection with the transaction. The policy guarantees the timely payment of interest and ultimate repayment of principal on the final scheduled distribution date. The proceeds of the initial conveyance to Funding 2007-1 were used by the Company to purchase dealer loans, on an arm's-length basis, from its warehouse facility. Through April 15, 2008, the Company may be required, and is likely, to convey additional dealer loans to Funding 2007-1, which will be conveyed by Funding 2007-1 to the trust. After April 15, 2008, the debt outstanding under this facility will begin to amortize. The total expected term of the facility is 24 months. The expected annualized cost of the secured financing, including underwriter's fees, the insurance premium and other costs is approximately 7.2%.

The secured financing creates loans for which the trust is liable and which are secured by all the assets of the trust and of Funding 2007-1. Such loans are non-recourse to the Company, even though the trust, Funding 2007-1 and the Company are consolidated for financial reporting purposes. The Company receives a monthly servicing fee paid out of collections equal to 6% of the collections received with respect to the conveyed dealer loans. Except for the Company's servicing fee and payments due to dealer-partners, the Company does not receive, or have any rights in, any portion of such collections until the trust's underlying indebtedness is paid in full, either through collections or through a prepayment of the indebtedness. Thereafter, remaining collections would be paid over to Funding 2007-1 as the sole beneficiary of the trust where they would be available to be distributed to the Company as the sole member of Funding 2007-1, or the Company may choose to cause Funding 2007-1 to repurchase the remaining dealer-partner advances from the trust and then dissolve, whereby the Company would become the owner of such remaining collections. The Company might also cause Funding 2007-1's beneficial interest in the trust to be sold and financed under its credit facility with Variable Funding Capital Company LLC.

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The financing may be accelerated upon the occurrence of an "indenture event of default." An "indenture event of default" includes: a default by the trust in the payment of interest or principal when due; any breach of covenant or any material breach of representation or warranty that is not cured within the specified time following notice; the occurrence of certain bankruptcy or insolvency events involving the trust or Funding 2007-1; a draw on one of the financial insurance policies; the failure of collections on the transferred assets to be more than a threshold percentage of projected collections for three consecutive collection periods; a transfer by Funding 2007-1of its ownership of the trust; the failure of Funding 2007-1to observe in any material respect any of its limited purpose covenants after giving effect to notice and grace periods; the failure of the trustee to have a valid and perfected first priority security interest in the trust property if such failure has not been cured within ten business days; and the cessation of any transaction document to be in full force and effect.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     (d) Exhibits.

          4(f)(87) Indenture dated April 12, 2007 between Credit Acceptance Auto Dealer Loan Trust 2007-1 and Wells Fargo Bank, National Association.

          4(f)(88) Sale and Servicing Agreement dated April 12, 2007 among the Company, Credit Acceptance Auto Dealer Loan Trust 2007-1, Credit Acceptance Funding LLC 2007-1, and Wells Fargo Bank, National Association.

          4(f)(89) Backup Servicing Agreement dated April 12, 2007 among the Company, Credit Acceptance Funding LLC 2007-1, Credit Acceptance Auto Dealer Loan Trust 2007-1, Wells Fargo Bank, National Association, and XL Capital Assurance Inc.

          4(f)(90) Amended and Restated Trust Agreement dated April 12, 2007 between Credit Acceptance Funding LLC 2007-1 and U.S. Bank Trust National Association.

          4(f)(91) Contribution Agreement dated April 12, 2007 between the Company and Credit Acceptance Funding LLC 2007-1.

          4(f)(92) Intercreditor Agreement dated April 12, 2007 among the Company, CAC Warehouse Funding Corporation II, Credit Acceptance Funding LLC 2006-1, Credit Acceptance Auto Dealer Loan Trust 2006-1, Credit Acceptance Funding LLC 2006-2, Credit Acceptance Auto Dealer Loan Trust 2006-2, Credit Acceptance Funding LLC 2007-1, Credit Acceptance Auto Dealer Loan Trust 2007-1, Wachovia Capital Markets, LLC, as agent, The Bank of New York (as successor-in-interest to the corporate trust business of JPMorgan Chase Bank, N.A.), as agent, Deutsche Bank Trust Company Americas, as agent, Wells Fargo Bank, National Association, as agent, Comerica Bank, as agent.

          99(a)      Press Release dated April 12, 2007.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CREDIT ACCEPTANCE CORPORATION


                                        By: /s/ Douglas W. Busk
                                            ------------------------------------
                                            Douglas W. Busk
                                            Treasurer
                                            April 18, 2007